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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Trans World Entertainment Corporation (the "Company") on Form 10-Q for the period ending May 3, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Robert J. Higgins, Chairman and Chief Executive Officer of the Company and John J. Sullivan, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT J. HIGGINS Chairman and Chief Executive Officer	/s/ JOHN J. SULLIVAN Executive Vice President and Chief Financial Officer
June 17, 2003	June 17, 2003

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002